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                                                                 EXHIBIT (99)(C)
                         CONSENT OF TERRENCE A. LARSEN
     The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the reference to him in the Joint Proxy Statement/Prospectus of First Union Corporation and CoreStates Financial Corp, which is part of this Registration Statement on Form S-4 of First Union Corporation, with respect to his being elected or appointed as a director of First Union Corporation under the circumstances described therein.
                                         /s/        TERRENCE A. LARSEN

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                                                    Terrence A. Larsen
January 9, 1998